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Exhibit 23.1 - Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Allegiant Bancorp, Inc. of our report dated January 21, 1999, included in the 1998 Annual Report to Shareholders of Allegiant Bancorp, Inc.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-13451) pertaining to the Allegiant Bancorp, Inc. 1996 Stock Option Plan, the Allegiant Bancorp, Inc. Directors Stock Option Plan, the Allegiant Bancorp, Inc. 1994 Stock Option Plan and the Allegiant Bancorp, Inc. 1989 Stock Option Plan and in the Registration Statement (Form S-8 No. 333-26433) pertaining to the Reliance Financial, Inc. 1996 Stock Option Plan and in the Registration Statement (Form S-3 No. 333-65699) of Allegiant Bancorp, Inc. and in the related Prospectus pertaining to the Allegiant Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan of our report dated January 21, 1999, with respect to the consolidated financial statements incorporated herein by reference of Allegiant Bancorp, Inc.



                                                      /s/ Ernst & Young LLP

St. Louis, Missouri
March 29, 1999